APPlife Digital Solutions, Inc. Announces Reverse Stock Split

SANTA BARBARA, CA,  June 12, 2026 -- APPlife Digital Solutions, Inc. (OTCID: ALDS) ("APPlife" or "the Company"), a business incubator and technology company focused on developing advanced digital solutions and commerce infrastructure, today announced that its Board of Directors has approved a 1-for-250 reverse stock split of the Company’s common stock. The reverse stock split is expected to become effective at 12:01 a.m. on June 12, 2026, and the Company’s common stock is expected to begin trading on the OTC Market on a split-adjusted basis when the market opens on  June 12, 2026 it will trade on the OTC Markets under the trading symbol “ALDSD” for the next 20 business days to indicate the Reverse Stock Split. After 20 business days, the symbol will revert to “ALDS” on the OTC Markets.The new CUSIP number will be 03829G206.

Upon effectiveness, every two hundred fifty (250) shares of the Company’s issued and outstanding common stock will be automatically combined into one (1) share of common stock. The reverse stock split will not affect the number of authorized shares of preferred stock, the par value of the common stock, or the rights of stockholders, except for adjustments resulting from the treatment of fractional shares. No fractional shares will be issued; Any stockholder who would otherwise be entitled to receive a fractional share of Common Stock as a result of the change shall instead receive one (1) whole share of Common Stock in lieu thereof (i.e., fractional shares shall be rounded up to the next whole share). The reverse stock split will apply to the shares of common stock issuable upon the exercise of outstanding warrants and stock options, with proportionate adjustments to be made to the exercise prices thereof.

The reverse stock split is intended to improve the marketability and liquidity of APPlife Digital Solution’s common stock. At the Special Meeting of Stockholders held on April 10, 2025, the Company’s stockholders authorized the Company’s board of directors to effect a reverse stock split with a ratio ranging from 1-for-100 up to 1-for-1000 and on May 22, 2026, the Company's Board of Directors authorized a reverse stock split with a ratio of 1-for-250.

Stockholders holding shares through a broker, bank, or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not need to take any action. Registered stockholders holding shares in book-entry form will have their accounts automatically updated as well.

ABOUT APPLIFE DIGITAL SOLUTIONS, INC.

APPlife Digital Solutions Inc., with offices in Santa Barbara, CA, and Las Vegas, NV, is a business incubator and technology company focused on developing digital infrastructure and artificial intelligence-driven solutions designed to modernize online commerce platforms. Through its innovations, including the Sugar Auto Parts marketplace, the Company is building technologies intended to simplify product cataloging, improve marketplace efficiency, and enhance the automotive parts buying experience. Current projects include: LiftKits4Less, an e-commerce platform and the largest online seller of Suspension Lift Systems. Sugar Auto Parts is the first automotive-specific multi-seller online marketplace.  For more information, visit www.applifedig.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects -- both business and financial. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, acquisitions, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to APPlife Digital Solutions, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Source: AppLife Digital Solutions, Inc.

Contact Information:

APPlife Digital Solutions

Investor Relations

Tel: (805) 500-3205

Email: ir@applifedig.com

PCG Advisory, Inc.

Jeff Ramson, CEO

jramson@pcgadvisory.com